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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the incorporation by reference in the previously filed Registration Statements (No. 333-17743) and (No. 333-18937) of TMP Worldwide Inc. of our report dated March 20, 1998, relating to the consolidated financial statements of TMP Worldwide Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                                          BDO SEIDMAN, LLP

New York, New York
December 29, 1998